UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2015

HF2 FINANCIAL MANAGEMENT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	001-35848 (Commission File Number)	46-1314400 (IRS Employer Identification No.)

999 18th Street, Suite 3000, Denver, Colorado (Address of Principal Executive Offices)	80202 (Zip Code)

Registrant’s telephone number, including area code (303) 498-9737

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 9, 2015, HF2 Financial Management Inc. (the “Company”) held its special meeting in lieu of the 2014 annual meeting of stockholders of the Company (the “Special Meeting”) for the following purposes:

1)	to consider and vote upon a proposal to approve an investment agreement, dated as of September 16, 2014, as amended on October 31, 2014 and March 4, 2015, by and among the Company, ZAIS Group Parent, LLC (“ZGP”), and the members of ZGP (the “Investment Agreement”), and the transactions contemplated thereby (the “Business Combination”) (the “Business Combination Proposal”);

2)	to approve the Company’s second amended and restated certificate of incorporation, which includes amendments to change the Company’s name to “ZAIS Group Holdings, Inc.”, eliminate the Company’s staggered board of directors and provide that all directors will have one year terms, allow for stockholder action by written consent, and provide a Delaware forum selection clause for shareholder action (the “Amended and Restated Charter Proposal”);

3)	to consider and vote upon a proposal to elect five directors (Bruce Cameron, Paul Guenther, Michael Szymanski, James Zinn, and Christian Zugel), effective upon the closing of the Business Combination, to serve as directors on the Company’s board of directors until the 2015 annual meeting of stockholders and until their respective successors are duly elected and qualified (the “Director Election Proposal”);

4)	to consider and vote upon a proposal to approve and adopt the ZAIS Group Holdings, Inc. 2015 Stock Incentive Plan (the “2015 Stock Plan Proposal”); and

5)	to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there were not sufficient votes to approve one or more proposals presented to the stockholders for vote at the Special Meeting (the “Adjournment Proposal”).

There were 23,592,150 shares of Class A common stock of the Company issued and outstanding on the record date for the Special Meeting. At the Special Meeting, there were 22,919,503 shares of Class A common stock voted by proxy or in person. There were 20,000,000 shares of Class B common stock of the Company issued and outstanding on the record date for the Special Meeting. At the Special Meeting, there were 20,000,000 shares of Class B common stock voted by proxy or in person. Pursuant to the Company’s amended and restated certificate of incorporation, shares of Class B common stock were voted in proportion to the vote of the shares of Class A common stock on the Business Combination Proposal and each of the other proposals. The results for each matter were as follows:

•	The Company’s stockholders approved the Business Combination Proposal, based on the following votes:

	Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
Class A	20,953,203	1,966,300	0	0
Class B	182,841,687	17,158,313	0	0
Total	203,794,890	19,124,613	0	0

•	The Company’s stockholders approved the Amended and Restated Charter Proposal, based on the following votes:

	Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
Class A	20,238,736	2,680,767	0	0
Class B	176,607,111	23,392,889	0	0
Total	196,845,847	26,073,656	0	0

•	The Company’s stockholders approved the Director Election Proposal, based on the following votes:

	For	Withheld
R. Bruce Cameron
Class A	19,648,079	3,271,424
Class B	171,452,924	28,547,076
Total	191,101,003	31,818,500
Paul Guenther
Class A	19,648,079	3,271,424
Class B	171,452,924	28,547,076
Total	191,101,003	31,818,500
Michael Szymanski
Class A	19,738,303	3,181,200
Class B	172,240,236	27,759,764
Total	191,978,539	30,940,964
James Zinn
Class A	19,738,303	3,181,200
Class B	172,240,236	27,759,764
Total	191,978,539	30,940,964
Christian Zugel
Class A	19,738,303	3,181,200
Class B	172,240,236	27,759,764
Total	191,978,539	30,940,964

•	The Company’s stockholders approved the 2015 Stock Plan Proposal, based on the following votes:

	Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
Class A	19,646,079	2,051,424	1,222,000	0
Class B	171,435,471	17,901,121	10,663,407	0
Total	191,081,550	19,952,545	11,885,402	0

•	The Company’s stockholders approved the Adjournment Proposal, based on the following votes:

	Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
Class A	18,741,375	2,958,128	1,220,000	0
Class B	163,540,850	25,813,195	10,645,955	0
Total	182,282,225	28,771,323	11,865,955	0

Item 8.01 Other Events.

On March 10, 2015, the Company issued a press release announcing the results of the voting at the Special Meeting. The Company also announced its intention to consummate the Business Combination on Tuesday, March 17, 2015. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF2 Financial Management Inc.

Date: March 10, 2015	By:	/s/ R. Bradley Forth
R. Bradley Forth
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 10, 2015.